UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2017

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 3, 2017, Agios Pharmaceuticals, Inc. (the “Company”) issued a press release announcing updated clinical data from the dose-escalation and expansion cohorts of the Company’s ongoing Phase 1 study evaluating single agent AG-120 (ivosidenib) in patients with isocitrate dehydrogenase-1 mutant positive cholangiocarcinoma. On June 6, 2017, the Company and Celgene Corporation issued a press release announcing new efficacy and safety data from the ongoing Phase 1 dose-escalation and expansion study evaluating investigational oral IDHIFA® (enasidenib) in patients with relapsed or refractory acute myeloid leukemia with an isocitrate dehydrogenase-2 mutation. The Company and Celgene presented these data at the American Society of Clinical Oncology (ASCO) Annual Meeting held June 2-6, 2017 in Chicago, Illinois.

The full text of the press releases issued in connection with these announcements are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

99.1	Press release issued by Agios Pharmaceuticals, Inc. on June 3, 2017.

99.2	Press release issued by Agios Pharmaceuticals, Inc. and Celgene Corporation on June 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: June 6, 2017	By:	/s/ David P. Schenkein
David P. Schenkein, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Agios Pharmaceuticals, Inc. on June 3, 2017.

99.2	Press release issued by Agios Pharmaceuticals, Inc. and Celgene Corporation on June 6, 2017.